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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 15, 2004




                          ENCYSIVE PHARMACEUTICALS INC.
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             (Exact name of registrant as specified in its charter)



         DELAWARE                      0-20117                  13-3532643
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)           Identification No.)



  6700 WEST LOOP, 4TH FLOOR, BELLAIRE, TEXAS                      77401
   (Address of principal executive offices)                     (Zip Code)



        Registrant's telephone number, including area code: 713-796-8822


                                 Not Applicable
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01 OTHER EVENTS.

         On December 9, 2004, the Compensation and Corporate Governance Committee of the Board of Directors (the "Committee") of Encysive Pharmaceuticals Inc. (the "Company") approved individual and Corporate goals for the calendar year 2005 for executive officers and certain other key members of management (the "Participants"). The Board of Directors approved the CEO and Corporate goals. These goals will be considered along with other factors listed below in determining participation in the Company's 2005 Bonus Plan (the "Plan"). The total amount of bonuses payable pursuant to the Plan (the "Bonus Pool") is determined by the creation of a bonus pool, which is the sum of base annual earnings of each Participant multiplied by the Participant's target bonus percentage, which ranges from 10 percent to 75 percent. This sum is then multiplied by the percentage of attainment of the Corporate goals by the Company that have been determined by the Committee and the Board of Directors for 2005. The Bonus Pool is then subject to upward and downward adjustments by the Committee as it deems appropriate. The amount of a Participant's participation in the Bonus Pool is determined by an evaluation of the attainment of individual goals ("Goal Score"), the judgment of the CEO (or direct supervisor), and Committee adjustment and approval.

         Corporate goals, which are a factor in the Plan, are determined by the Committee and are subject to approval by the full Board of Directors. The Corporate goals for 2005 include the attainment of development milestones for Thelin and other compounds in the Company's pipeline, achievement of increases in share value of the Company's common stock, financial goals relating to earnings before interest, taxes, depreciation and amortization and liquidity, administrative and research facility planning, and corporate readiness for the commercialization of Thelin. Participant goals are also approved by the Committee and reflect individual achievements deemed to be appropriate for each person's job description and consistent with the Corporate goals.

         Bonuses under the Plan are paid 2/3 in cash and 1/3 in shares of restricted common stock that vest in three equal amounts over a three year period beginning one year after the date of grant. The number of shares of restricted stock is determined by dividing the dollar value of the stock portion of the bonus payment by the fair market value of the Company's common stock on the date of the determination of the bonus payable.

         In addition to the Plan, Participants are eligible to receive an annual grant of stock options that is determined in a similar manner to the Plan. The total number of stock options issuable to all Participants is established by taking the sum of the annual option target (the "Option Target") for each Participant, as established by the Committee, multiplied by the percentage of attainment of Corporate goals discussed above (the "Option Pool"). The amount of a Participant's participation in the Option Pool is determined by looking at a Participant's Goal Score, Option Target, judgment of the CEO (or direct supervisor), and Committee adjustment and approval. Options vest in three equal amounts over a three-year period beginning one year after date of grant and have an option exercise price based on the fair market value of the Company's common stock on date of grant.

         All awards of restricted stock and stock options are made under the Company's incentive stock plans, which have been approved by the stockholders of the Company.

                            [SIGNATURE PAGE FOLLOWS]

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ENCYSIVE PHARMACEUTICALS INC.
                                                 (Registrant)


Date:  December 15, 2004                      /s/ Stephen L. Mueller
                                        --------------------------------------
                                                  Stephen L. Mueller
                                              Vice President, Finance and
                                        Administration Secretary and Treasurer